UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2002

PAXSON COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

601 Clearwater Park Road, West Palm Beach, FL 33401-6233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 659-4122

N/A

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

The following item is furnished as an Exhibit to this Report:

99.1	Press release dated October 30, 2002 announcing the closing of the sale of the Registrant’s television station WPXB to NBC.

ITEM 9. REGULATION FD DISCLOSURE

On October 29, 2002, the Registrant closed on the sale of its television station WPXB TV-60, serving Merrimack, New Hampshire, to NBC. The Registrant received cash proceeds of $26.0 million from the sale. The Registrant has furnished the press release announcing this transaction as Exhibit 99.1 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAXSON COMMUNICATIONS CORPORATION (Registrant) By: /s/ Thomas E. Severson

Thomas E. Severson Senior Vice President Chief Financial Officer and Treasurer

Date: November 1, 2002

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